Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 2Q2019 RESULTS
— — —
INCOME BEFORE TAXES OF $225 MILLION ON $413 MILLION IN NET REVENUES,  EARNINGS PER SHARE ON NET INCOME OF $0.43 AND EARNINGS PER SHARE ON COMPREHENSIVE INCOME OF $0.46.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, July 16, 2019 — Interactive Brokers Group, Inc. (IEX: IBKR), an automated global electronic broker, reported diluted earnings per share on net income of $0.43 for the quarter ended June 30, 2019 compared to $0.57 for the same period in 2018, and diluted earnings per share on comprehensive income of $0.46 for the quarter, compared to $0.39 for the same period in 2018.

Net revenues were $413 million and income before income taxes was $225 million this quarter, compared to net revenues of $445 million and income before income taxes of $271 million for the same period in 2018. The results for the quarter were positively impacted by strong growth in net interest income, which increased $34 million, or 15%, from the year-ago quarter; partially counterbalanced by lower commissions revenue, which decreased $7 million, or 4%, from the year-ago quarter.

In addition, the results for the quarter also include a $6 million loss on our currency diversification strategy, compared to a $21 million loss in the same period in 2018; and a $74 million mark-to-market loss on our investment in Tiger Brokers.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on September 13, 2019 to shareholders of record as of August 30, 2019.

Business Highlights

•	54% pretax profit margin for this quarter, down from 61% in the year-ago quarter.
•	64% Electronic Brokerage pretax profit margin for this quarter, unchanged from the year-ago quarter.
•	Customer equity grew 14% from the year-ago quarter to $153.1 billion and customer debits decreased 11% to $25.7 billion.
•	Customer accounts increased 19% from the year-ago quarter to 645 thousand.
•	Total DARTs[1] increased 4% from the year-ago quarter to 828 thousand.
•	Brokerage segment equity was $6.4 billion. Total equity was $7.6 billion.

1 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 7% to $302 million in the quarter ended June 30, 2019, compared to the same period last year. Net revenues increased 7% to $473 million on higher net interest and other income, partially offset by lower commissions revenue.

Commissions revenue decreased 4% from the year-ago quarter on lower customer trading volume across most product types, which reflected smaller average trade sizes. Net interest income increased 16% as average customer credit balances and benchmark interest rates increased from the year-ago quarter. Other income increased 3% on higher net mark-to-market gains on our U.S. government securities portfolio and higher fees earned from our Insured Bank Deposit Sweep Program. Pretax profit margin was 64% for the quarter ended June 30, 2019, unchanged from the same period last year.

Customer accounts grew 19% to 645 thousand and customer equity increased 14% from the year-ago quarter to $153.1 billion. Total DARTs for cleared and execution-only customers increased 4% to 828 thousand from the year-ago quarter. Cleared DARTs were 740 thousand, slightly higher than the same period last year.

Market Making
Market making segment income before income taxes increased 22% to $11 million in the quarter ended June 30, 2019, compared to the same period last year, primarily due to lower operating costs in the remaining operations.

Corporate
For the quarter ended June 30, 2019, we recognized a mark-to-market loss of approximately $74 million in our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), compared to a mark-to-market gain of $103 million recognized in the first quarter of 2019 after its initial public offering on March 20, 2019. As a result, we recognized a net gain of $29 million for the six months ended June 30, 2019.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $10 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.24%. The effects of the currency diversification strategy are reported as components of (1) Other Income in the corporate segment and (2) Other Comprehensive Income (“OCI”).

Regulatory Matters
The Company is subject to regulatory oversight and examination by numerous governmental and self-regulatory authorities. It is currently providing information to certain of such authorities, including FINRA, the SEC, the CFTC and the United States Department of Justice, and cooperating with those authorities. The Company believes that the regulators are focused on compliance practices, including anti money laundering and Bank Secrecy Act practices. The Company periodically reviews these practices to make them more robust and to keep pace with changing regulatory standards, and the Company has been enhancing and augmenting its procedures and personnel in these areas over the past several years. While the outcome of the examinations and inquiries currently in progress cannot be predicted, the Company does not believe that they are likely to have a materially adverse effect on the Company’s financial results.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, July 16, 2019, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 125 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, February 25, 2019. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2016	64,038		259,932		16,515		340,485		1,354
2017	31,282	(51%)	265,501	2%	14,835	(10%)	311,618	(8%)	1,246
2018	18,663	(40%)	328,099	24%	21,880	47%	368,642	18%	1,478

2Q2018	4,575		78,026		4,641		87,242		1,363
2Q2019	3,853	(16%)	74,269	(5%)	6,827	47%	84,949	(3%)	1,348

1Q2019	4,342		75,935		6,669		86,946		1,425
2Q2019	3,853	(11%)	74,269	(2%)	6,827	2%	84,949	(2%)	1,348

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	572,834		143,287		155,439,227
2017	395,885	(31%)	124,123	(13%)	220,247,921	42%
2018	408,406	3%	151,762	22%	210,257,186	(5%)

2Q2018	93,253		36,693		51,370,386
2Q2019	96,007	3%	32,424	(12%)	42,995,205	(16%)

1Q2019	90,242		31,142		51,258,862
2Q2019	96,007	6%	32,424	4%	42,995,205	(16%)

MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	307,377		14,205		13,082,887
2017	102,025	(67%)	5,696	(60%)	7,139,622	(45%)
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%

2Q2018	11,813		756		2,442,203
2Q2019	10,008	(15%)	621	(18%)	2,598,531	6%

1Q2019	11,638		640		2,842,219
2Q2019	10,008	(14%)	621	(3%)	2,598,531	(9%)

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	265,457		129,082		142,356,340
2017	293,860	11%	118,427	(8%)	213,108,299	50%
2018	358,852	22%	148,485	25%	198,909,375	(7%)

2Q2018	81,440		35,937		48,928,183
2Q2019	85,999	6%	31,803	(12%)	40,396,674	(17%)

1Q2019	78,604		30,502		48,416,643
2Q2019	85,999	9%	31,803	4%	40,396,674	(17%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2016	227,413		128,021		138,523,932
2017	253,304	11%	116,858	(9%)	209,435,662	51%
2018	313,795	24%	146,806	26%	194,012,882	(7%)

2Q2018	71,873		35,679		47,840,126
2Q2019	71,524	0%	31,564	(12%)	39,086,399	(18%)

1Q2019	68,237		30,246		47,082,741
2Q2019	71,524	5%	31,564	4%	39,086,399	(17%)

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	2Q2019	2Q2018	% Change
Total Accounts	645	542	19%
Customer Equity (in billions)[1]	$153.1	$134.7	14%

Cleared DARTs	740	739	0%
Total Customer DARTs	828	797	4%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.68	$3.86	(5%)
DART per Avg. Account (Annualized)	293	350	(16%)
Net Revenue per Avg. Account (Annualized)	$2,863	$3,190	(10%)

Consecutive Quarters	2Q2019	1Q2019	% Change
Total Accounts	645	623	4%
Customer Equity (in billions)[1]	$153.1	$147.6	4%

Cleared DARTs	740	757	(2%)
Total Customer DARTs	828	848	(2%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.68	$3.68	0%
DART per Avg. Account (Annualized)	293	311	(6%)
Net Revenue per Avg. Account (Annualized)	$2,863	$2,961	(3%)

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018

	(in millions)
Average interest-earning assets
Segregated cash and securities	$27,313	$19,512	$26,452	$20,248
Customer margin loans	26,184	29,839	25,929	29,658
Securities borrowed	3,991	3,327	3,840	3,202
Other interest-earning assets	5,105	4,020	5,095	4,079
FDIC sweeps[1]	2,012	1,186	1,924	973
	$64,605	$57,884	$63,240	$58,160

Average interest-bearing liabilities
Customer credit balances	$51,777	$47,390	$50,838	$47,657
Securities loaned	4,131	4,013	3,913	4,178
	$55,908	$51,403	$54,751	$51,835

Net interest income
Segregated cash and securities, net[2]	$145	$71	$281	$142
Customer margin loans[3]	188	164	362	303
Securities borrowed and loaned, net[4]	48	53	100	112
Customer credit balances, net3/4	(147)	(80)	(284)	(141)
Other net interest income1/2/5	33	24	63	38
Net interest income[5]	$267	$232	$522	$454

Net interest margin ("NIM")	1.66%	1.61%	1.66%	1.57%

Annualized yields
Segregated cash and securities	2.13%	1.46%	2.14%	1.41%
Customer margin loans	2.88%	2.20%	2.82%	2.06%
Customer credit balances	1.14%	0.68%	1.13%	0.60%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
During the quarter ended September 30, 2018, we reclassified certain components of net interest income related to investments in U.S. Treasury notes and reverse repurchase agreements and as such, prior period amounts have been adjusted to conform to the current period presentation. For the three and six months ended June 30, 2018, $4 million and $7 million have been reclassified from net interest income on "Segregated cash and securities, net" to "Other net interest income, net", respectively.

[3]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[4]
During the quarter ended December 31, 2018, we reclassified components of net interest income related to interest paid on short sale proceeds and as such, prior period amounts have been adjusted to conform to the current period presentation. For the three and six months ended June 30, 2018, ($17) million and ($29) million have been reclassified from net interest income on “Securities borrowed and loaned, net” to “Customer credit balances, net”, respectively.

[5]
Includes income from financial instruments which has the same characteristics as interest, but is reported in other income in the Company’s consolidated statements of comprehensive income, of $8 million and $7 million for the three months ended June 30, 2019 and 2018, and $17 million and $12 million for the six months ended June 30, 2019 and 2018, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Six Months
		Ended June 30,		Ended June 30,
		2019	2018	2019	2018
		(in millions)

Electronic Brokerage	Net revenues	$473	$443	$929	$908
	Non-interest expenses	171	160	377	334

	Income before income taxes	$302	$283	$552	$574

	Pre-tax profit margin	64%	64%	59%	63%

Market Making	Net revenues	$20	$22	$35	$43
	Non-interest expenses	9	13	18	25

	Income before income taxes	$11	$9	$17	$18

	Pre-tax profit margin	55%	41%	49%	42%

Corporate [1]	Net revenues	$(80)	$(20)	$7	$21
	Non-interest expenses	8	1	12	2

	Income (loss) before income taxes	$(88)	$(21)	$(5)	$19

Total	Net revenues	$413	$445	$971	$972
	Non-interest expenses	188	174	407	361

	Income before income taxes	$225	$271	$564	$611

	Pre-tax profit margin	54%	61%	58%	63%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Revenues:
Commissions	$178	$185	$351	$405
Interest income	432	333	840	644
Trading gains	6	12	13	25
Other income (loss)	(30)	23	102	100

Total revenues	586	553	1,306	1,174

Interest expense	173	108	335	202

Total net revenues	413	445	971	972

Non-interest expenses:
Execution, clearing and distribution fees	63	66	124	139
Employee compensation and benefits	75	68	146	138
Occupancy, depreciation and amortization	14	11	28	23
Communications	6	7	12	13
General and administrative	26	22	50	45
Customer bad debt	4	-	47	3

Total non-interest expenses	188	174	407	361

Income before income taxes	225	271	564	611

Income tax expense	15	13	30	34

Net income	210	258	534	577

Net income attributable to noncontrolling interests	178	217	453	490

Net income available for common stockholders	$32	$41	$81	$87

Earnings per share:
Basic	$0.43	$0.57	$1.08	$1.21
Diluted	$0.43	$0.57	$1.07	$1.20

Weighted average common shares outstanding:
Basic	75,868,349	72,476,729	75,486,825	71,979,104
Diluted	76,594,934	73,329,496	76,288,342	72,923,744

Comprehensive income:
Net income available for common stockholders	$32	$41	$81	$87
Other comprehensive income:
Cumulative translation adjustment, before income taxes	4	(14)	3	(13)
Income taxes related to items of other comprehensive income	-	(1)	-	(1)
Other comprehensive income (loss), net of tax	4	(13)	3	(12)
Comprehensive income available for common stockholders	$36	$28	$84	$75

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$178	$217	$453	$490
Other comprehensive income - cumulative translation adjustment	12	(65)	11	(58)
Comprehensive income attributable to noncontrolling interests	$190	$152	$464	$432

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Comprehensive income available for common stockholders	$36	$28	$84	$75

Comprehensive earnings per share:
Basic	$0.47	$0.39	$1.11	$1.05
Diluted	$0.46	$0.39	$1.10	$1.03

Weighted average common shares outstanding:
Basic	75,868,349	72,476,729	75,486,825	71,979,104
Diluted	76,594,934	73,329,496	76,288,342	72,923,744

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			June 30, 2019	December 31, 2018
			(in millions)

Assets
Cash and cash equivalents			$3,162	$2,597
Cash - segregated for regulatory purposes			8,819	7,503
Securities - segregated for regulatory purposes			20,273	15,595
Securities borrowed			4,028	3,331
Securities purchased under agreements to resell			1,302	1,242
Financial instruments owned, at fair value			1,192	2,119
Receivables from customers, net of allowance for doubtful accounts			25,904	27,017
Receivables from brokers, dealers and clearing organizations			685	706
Other assets			669	437

Total assets			$66,034	$60,547

Liabilities and equity

Liabilities
Short-term borrowings			$15	$17
Securities loaned			4,101	4,037
Financial instruments sold but not yet purchased, at fair value			357	681
Other payables:
Customers			53,054	47,993
Brokers, dealers and clearing organizations			385	298
Other payables			502	365
			53,941	48,656

Total liabilities			58,414	53,391

Equity
Stockholders' equity			1,380	1,282
Noncontrolling interests			6,240	5,874
Total equity			7,620	7,156

Total liabilities and equity			$66,034	$60,547

	June 30, 2019		December 31, 2018
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	76,727,339	18.5%	75,100,955	18.1%
Noncontrolling interests (IBG Holdings LLC)	338,691,717	81.5%	338,691,717	81.9%

Total IBG LLC membership interests	415,419,056	100.0%	413,792,672	100.0%